As filed with the Securities and Exchange Commission on May 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4348039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 River Ridge Drive

Norwood, MA 02062

Telephone: (617) 963-0100

(Address of Principal Executive Offices) (Zip Code)

CORBUS PHARMACEUTICALS HOLDINGS, INC. 2024 EQUITY COMPENSATION PLAN

(Full title of the plan)

Yuval Cohen

Chief Executive Officer

Corbus Pharmaceuticals Holdings, Inc.

500 River Ridge Drive

Norwood, MA 02062

Telephone: (617) 963-0100

(Name and address of agent for service)

(Telephone Number, Including Area Code of agent for service)

Copies to:

Michael J. Lerner, Esq.

Stephen G. Zapf, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by the registrant, Corbus Pharmaceuticals Holdings, Inc. (the “Company”), for the purpose of registering an additional 3,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), to be issued under the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan, as amended (the “2024 Plan”), pursuant to General Instruction E on Form S-8 (Registration of Additional Securities).

The contents of the original registration statement on Form S-8 for the 2024 Plan filed on May 31, 2024 (File No. 333-279883) is hereby incorporated by reference and made a part hereof. Any items in the Company’s Registration Statement on Form S-8 (File No. 333-279883) not expressly changed hereby shall be as set forth in the Company’s Registration Statement on Form S-8 (File No. 333-279883). The stockholders of the registrant approved amending the 2024 Plan for this purpose at the annual meeting of stockholders held on May 13, 2026.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to “incorporate” into this registration statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 9, 2026.

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on May 12, 2026;
•

The Company’s Current Reports on Form 8-K filed with the SEC on April 7, 2026, April 14, 2026, April 16, 2026, May 14, 2026, May 21, 2026 and May 26, 2026 (other than any portions thereof deemed furnished and not filed);

•

The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2026, as supplemented by the additional definitive proxy solicitation materials filed with the SEC on April 16, 2026; and

•

The description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on April 14, 2015, including any amendment or report filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.10 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 7, 2023.

All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Lowenstein Sandler LLP.*

23.1	Consent of EisnerAmper LLP.*

23.2	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).*

24.1 99.1	Power of Attorney (included on the signature page to this registration statement on Form S-8).* Amendment to the Corbus Pharmaceuticals Holdings, Inc. 2024 Equity Compensation Plan.*

107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwood, Commonwealth of Massachusetts, on this 29th day of May, 2026.

Corbus Pharmaceuticals Holdings, Inc.

By:	/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuval Cohen and Sean Moran, and each of them, his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Yuval Cohen	Chief Executive Officer and Director	May 29, 2026
Yuval Cohen	(Principal Executive Officer)

/s/ Sean Moran	Chief Financial Officer	May 29, 2026
Sean Moran	(Principal Financial and Accounting Officer)

/s/ Rachelle Jacques	Director	May 29, 2026
Rachelle Jacques

/s/ Anne Altmeyer	Director	May 29, 2026
Anne Altmeyer

/s/ Yong Ben	Director	May 29, 2026
Yong Ben

/s/ John Jenkins	Director	May 29, 2026
John Jenkins

/s/ Winston Kung	Director	May 29, 2026
Winston Kung

/s/ Brent Pfeiffenberger	Director	May 29, 2026
Brent Pfeiffenberger